Exhibit (10)(iii)(n)


EXECUTIVE EMPLOYMENT BONUS AGREEMENT


	This Executive Employment Bonus Agreement, effective as of the 1st day of January, 1996 (the "Effective Date"), is by and between The Hartford
Steam Boiler Inspection and Insurance Company ("HSB") and Donald M. Carlton
(the "Executive").

WHEREAS, HSB is a party to a Contribution Agreement dated as of January 30, 1996 under which the businesses of Radian Corporation are to be contributed to a newly formed joint venture company, Radian International LLC, owned in part by HSB and in part by The Dow Chemical Company; and

WHEREAS, HSB desires that Executive accept employment with Radian International LLC and remain in the employ of Radian International LLC for a period of three
(3) years immediately following the date of the Contribution Agreement

NOW THEREFORE, HSB and the Executive agree as follows:

1.  Term of Employment

1.1	"Term of Employment" for purposes of this Agreement is the period of time beginning on the Effective Date and ending on the third anniversary of the Effective Date.

2.  Employment

2.1	Subject to the terms and conditions of this Agreement, Executive agrees to accept employment with Radian International LLC and to remain in the employ of Radian International LLC for the Term of Employment.

3. Employment Bonus
3.1	HSB agrees, upon the occurrence of all of the conditions set forth in 3.1.1 through 3.1.3 below, to pay to Executive an employment bonus of Two Hundred
Thousand Dollars ($200,000.00).

	3.1.1	Executive accepts employment with Radian International LLC as of the Effective Date under the terms and conditions of an Executive Employment Agreement entered into by Executive with Radian International LLC (the form of which is attached hereto).

	3.1.2	Executive remains continuously in the employ of Radian
International LLC during the Term of Employment set forth in Paragraph 1.1.

	3.1.3	Executive has performed duties and responsibilities in connection with such employment in accordance with the terms and conditions of the aforementioned Executive Employment
Agreement.

3.2	In the event that Executive has otherwise met the requirements for payment of the sum set forth in Paragraph 3.1 but Executive's employment is terminated by Radian International LLC "Without Cause" or by Executive "for
Good Reason" under terms of the aforementioned Executive Employment
Agreement, payment shall be made to Executive under this agreement at such time of payment as would have occurred had Executive remained employed.

3.3	In the event that Executive has otherwise met the requirements for payment of the sum set forth in Paragraph 3.1, but dies during the Term of Employment, such payment shall be made to Executive's estate, in a lump sum, sixty (60) days after Executive's death. The executor of Executive's estate may request such payment be made in a reasonable number of installments over a period not to exceed five (5) years. HSB in its sole discretion may deny this request.

3.4	In the event that Executive has otherwise met the requirement for payment of the sum set forth in Paragraph 3.1, but becomes permanently and totally disabled during the Term of Employment, such payment shall be made to Executive in a lump sum sixty (60) days following permanent total disablement. For purposes of this Agreement, "total disability" means physical or mental incapacity which qualifies Executive to receive disability benefits under the Federal Social Security Act and prevents Executive from engaging in any employment with Radian International LLC, or in any other employment or occupation for remuneration or profit consistent with Executive's qualifications and experience.

4.  Notices and Communications

4.1	All notices and other communications hereunder shall be in writing and shall be given when hand delivered to the other party or when mailed by registered or certified mail, return receipt requested, postage prepaid, addressed to the parties at the addresses set forth below or such other address as either party shall have furnished to the other in writing in accordance herewith:

	In the case of HSB:

		The Hartford Steam Boiler Inspection and Insurance Co. One State Street, P. O. Box 5024
		Hartford, CT   06102-5024
		Attention:  	Robert C. Walker
			      	Senior Vice President and General Counsel

	In the case of the Executive

		Donald M. Carlton
		1355 The High Road
		Austin, TX   78746


5.  Miscellaneous

5.1	Non-assignability.  The rights and obligations extended by HSB to Executive under this Agreement are personal to Executive and shall not be assignable by
Executive without the prior written consent of HSB.

5.2	Withholding.  All compensation payable under this Agreement shall be subject to customary withholding taxes and other employment taxes as required with respect to compensation paid by a corporation to an employee and the amount of compensation payable hereunder shall be reduced appropriately to reflect the amount of any required withholding. HSB shall have no obligation to make any payments to the Executive or to make the Executive whole for the amount of any required taxes.

5.3	Nonalienation.  The interests of the Executive under this Agreement are not subject to the claims of the Executive's creditors, other than HSB, and may not otherwise be voluntarily or involuntarily assigned, alienated or encumbered.

5.4	Waiver of Breach.  The waiver by either HSB or the Executive of a breach of any provision of this Agreement shall not operate as or be deemed a waiver of any subsequent breach by either HSB or the Executive.  Continuation of payments under this Agreement by HSB following a breach by the Executive of any provision of this Agreement shall not preclude HSB from thereafter terminating said payments based upon the same violation.

5.5	Enforceability.  This Agreement shall inure to the benefit of and be enforceable by the parties hereto, and their respective heirs, personal representatives, successors and assigns.

5.6	Applicable Law.  This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware.

5.7	Validity.  The invalidity or unenforceability of any provision of this
Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

5.8	Captions.  The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

5.9	Amendments.  This Agreement may not be amended or modified other than by written agreement executed by the parties hereto, nor may any provision hereof be waived except by a writing signed by the party waiving such provision.

5.10  	Execution of Agreement.  This Agreement may be executed in duplicate originals.

5.11  	Entire Agreement.  This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof.


IN WITNESS WHEREOF, HSB and Executive have caused this Agreement to be executed as of the date set forth above.


THE HARTFORD STEAM BOILER	EXECUTIVE
INSPECTION AND INSURANCE COMPANY



By       /s/ Robert C. Walker               	/s/  Donald M. Carlton
             Robert C. Walker				                	Donald M. Carlton
	            Senior Vice President and
             General Counsel